Exhibit 10.1

CONFIDENTIAL TREATMENT REQUESTED BY ATOSSA GENETICS INC.

THE USE OF THE FOLLOWING NOTATION IN THIS EXHIBIT INDICATES THAT
A CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST
FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN
FILED SEPARATELY WITH THE COMMISSION: [***]

LABORATORY MARKETING SERVICES AGREEMENT

THIS LABORATORY MARKETING SERVICES AGREEMENT (“Agreement”) is entered into August 26, 2014, by and between BioVentive, Inc., a California corporation (“Contractor”), and The National Reference Laboratory .for Breast Health, Inc. a Delaware corporation (“NRLBH”). Contractor and NRLBH are referred to as a “Party” or the “Parties.”

RECITALS

WHEREAS, NRLBH is a CLIA-certified laboratory that performs various tests, including nipple aspirate fluid cytology tests (the “NAF Tests”) and that is in the process of becoming qualified to perform pharmacogenomics tests (the “Pharmacogenomic Tests”);

WHEREAS, Contractor markets laboratory tests to licensed physicians practicing medicine (the “Contractor Customers”) throughout the United States (the Territory”); and

WHEREAS, NRLBH wishes to engage Contractor to market the NAF Tests and Pharmacogenomic Tests and any other tests that the parties mutually agree in writing to be marketed by Contractor (collectively, the “Marketed Tests”), performing such service as more fully described in Section 1 and Exhibit A hereto (the “Services”), and Contractor is willing to provide those Services in accordance with the terms set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereto, intending to be legally bound, agree as follows:

I.	ENGAGEMENT OF THE SERVICES.

A. Engagement of Contractor. NRLBH hereby appoints Contractor as an authorized representative to use its reasonable commercial efforts to market and promote the Marketed Tests to Contractor Customers in the Territory and the Contractor hereby accepts such appointment.

B. Exclusivity. Contractor shall be a non-exclusive marketing contractor for the NAF Tests and NRLBH shall be free to contract others to market and promote the NAF Tests. Contractor shall be the exclusive marketing contractor for the Pharmacogenomic Tests so long as the Contractor meets or exceeds the Pharmacogenomic Test Minimums identified in Section ill.0 and during such exclusive period NRLBH shall not contract with another party, directly or indirectly to market and promote the Pharmacogenomic Test; however, if such minimums are not met NRLBH shall provide written notice to the Contractor and the Contractor shall automatically become non-exclusive with respect to the Pharmacogenomic Tests and NRLBH shall then be free to contract with others to market and promote the Pharmacogenomic Tests. However, nothing in this Agreement shall limit or restrict NRLBH from utilizing its employees to market and promote the Marketed Tests.

CONFIDENTIAL TREATMENT REQUESTED BY ATOSSA GENETICS INC.

C. Scope of Services. Contractor shall render the Services identified in the attached Exhibit A on behalf of NRLBH to the current and future Contractor Customers. Contractor shall use reasonable commercial efforts to market and promote the Marketed Tests to Contractor Customers in the Territory and (a) exercise the highest degree of professionalism in the furnishing of the Services, (b) be responsible to provide the infrastructure and personnel through which it shall furnish the Services at its sole expense, and (c) perform the Services in a timely and professional manner consistent with similarly situated contractors and marketing consultants. Except as provided in Section III.E, Contractor shall not sub-contract or otherwise delegate its obligations under this Agreement, without NRLBH’s prior written consent. Contractor shall not, directly or through others, distribute, market or promote products and services, including the Marketed Tests, that are competitive, directly or indirectly, with services and products provided by NRLBH or its parent company, Atossa Genetics, Inc. (“Atossa”) and all Marketed Tests shall be marketed and promoted only for, and provided only to, the NRLBH.

D. Legal Compliance. The manner and means by which Contractor performs its Services for NRLBH shall be in Contractor’s sole discretion and control, subject to this Agreement, applicable law and in compliance with all related Federal and state regulations, ethical business practices and NRLBH’s regulatory compliance policies, including those set forth in the attached Exhibit R.

II.	COMPENSATION FOR SERVICES.

A. Fixed Monthly Service Fee. In consideration for the provision by Contractor of the Services hereunder, NRLBH shall pay Contractor a fixed fee as set forth in the attached Exhibit D (each, a “Monthly Service Fee”), which shall be paid by NRLBH within 15 days of the end of the month for which the Monthly Service Fee applies. NRLBH shall not be obligated to pay the Monthly Service Fee if Contractor is in breach of this Agreement. If this Agreement is terminated for any reason, NRLBH shall pay Contractor the Monthly Service Fee owing for all Services performed by Contractor prior to and including the effective date of termination.

B. Termination Fee. Contractor shall be entitled to, and the NRLBH shall pay, if and when due, the Termination Fee set out in Section VI.C.

C. Compliance with Law. It is the intention of the Parties that the Monthly Service Fee shall at all times be in compliance with all applicable laws, rules, regulations, policies and interpretations and shall not exceed the Fair market value for the Services provided by Contractor hereunder, and shall not be determined in a manner that violates the federal Anti-Kickback Statute, 42 U.S.C. § 1320a-7b(b), or other applicable Federal Health Care Program laws, rules, regulations, policies or interpretations. The term “Federal Health Care Program” is used herein as it is defined in 42 U.S.C. 1320a-7b(f), and includes any plan or program that provides health benefits, whether directly, through insurance, or otherwise, which is funded directly, in whole or in part, by the United States Government (e.g., Medicare, Medicaid, TRICARE). If either Party determines at any time or is reliably informed by governmental authorities that the compensation arrangements or other terms set forth herein violate or are likely to be determined by a governmental authority to violate such laws, rules, regulations, policies or interpretations, the Parties agree to meet immediately and in good faith to amend this Agreement so as to eliminate such concern or violation and to bring this Agreement into compliance with the foregoing. Any such amendment shall, to the extent permitted by law, have the same aggregate economic effect upon the Parties. Such determination, information or amendment shall not allow either Party to claim that this Agreement is void or voidable.

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CONFIDENTIAL TREATMENT REQUESTED BY ATOSSA GENETICS INC.

III.	ORDERING.

A. Purchase Terms. Marketed Tests shall be ordered directly by the Contractor Customers and/or their healthcare providers. Contractor shall provide Contractor Customers with test requisition forms which shall be supplied by NRLBH. The test requisition forms shall have a unique identifier indicating that the test was ordered by a physician who is -a Contractor Customer.

B. Pricing; Billing. NRLBH shall provide Contractor from time to time with price sheets for the Marketed Tests and Contractor shall use the prices indicated on such price sheets, and no others, in marketing the Marketed Tests. NRLBH shall be responsible for all billing to Contractor Customers.

C. Minimums. Exhibit C sets forth the minimum quantity of Pharmacogenomic Tests that must be ordered by the Contractor Customers on or before the dates and at the minimum prices set forth in Exhibit C (the “Pharmacogenomic Test Minimums”).

D. Sales Materials. NRLBH shall make available to the Contractor a copy of brochures, literature, training materials and labeling which may be copied, but not altered in anyway, by Contractor at its sole expense and utilized to distribute, market and promote the Marketed Tests. The Contractor shall use only such sales materials as are provided by NRLBH or those materials that are otherwise approved in writing in advance by NRLBH. All use by the Contractor of the name “NRLBH,” “National Reference Laboratory for Breast Health” or any other name or mark that is copyrighted, trademarked or service-marked by NRLBH shall be subject to The prior written approval of NRLBH. Upon any termination of this Agreement, the Contractor shall immediately cease the use of all such names and marks and shall return to NRLBH any supplies, samples, brochures, product literature, training materials and other materials bearing such names or marks.

E. Authorized Sub-contractors and Sub-Contractors. Contractor may delegate or assign some or all of its duties envisioned by this Agreement hereunder to its qualified employees and independent representatives and other personnel engaged and/or employed by Contractor (“Contractor Representatives”), provided that:

1. Such representatives shall not be health care professionals or persons in a similar position who might be capable of exerting undue influence on a Contractor Customer or its patients.

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CONFIDENTIAL TREATMENT REQUESTED BY ATOSSA GENETICS INC.

2. NRLBH retains the right, at its sole discretion, to revoke permission for Contractor to allow any of Contractor’s independent contractors or employees to take actions in furtherance of the Contractor’s duties under this Agreement.

3. Contractor must require its contractors, sub-Contractors and/or employees to be bound by the terms and conditions of this Agreement or substantially similar terms relating to Contractor, all in a document reasonably satisfactory to NRLBH. NRLBH retains the right to inspect and/or require modifications to Contractor’s agreements with its independent, contractors and sub-Contractors and/or employees at any time.

4. Contractor shall remain liable as a principal and not as surety for all of its obligations hereunder.

5. Contractor shall indemnify, defend and hold harmless NRLBH and its employees, shareholders, officers, directors, agents and other affiliates, to the fullest extent permitted by law, against any and all claims, actions, demands, losses, costs, expenses, damages and claims of any kind whatsoever which NRLBH may sustain or incur, including reasonable legal fees and costs, as a result of or arising from Contractor’s failure to fulfill its obligations or perform its duties with respect to its employees, contactors, shareholders, officers, directors, agents, sub-contractors, and other affiliates of Contractor. Said indemnification by Contractor shall include its negligent, willful or intentional action, and/or omission.

F. NRLBH Discretion in Acceptance. NRLBH shall have ultimate discretion regarding the acceptance by NRLBH of requests for the Marketed Tests. In exercising such discretion, NRLBH shall take into consideration such factors as it deems relevant, including but not limited to whether it has the necessary licenses to deliver the Marketed Tests in the location of the Contractor Customer, and the necessary billing or provider numbers to bill and be paid for such services by third party payors, and other relevant factors such as the number and mix of Marketed Tests requested by or at a given location. NRLBH may require Contractor Customers to execute such typical and customary forms of agreement as applicable to NRLBH’s customers generally, including forms and formats for ordering testing and for submitting billing information.

G. Training. During the first 30 days of the term of this Agreement and from time to time thereafter as determined by NRLBH, NRLBH will provide Contractor’s sales personnel with training geared toward reasonably preparing such personnel to market and sell the Marketed Tests in a manner generally accepted for similar products in the industry.

H. Specimen Collection.

1. Atossa Devices. Contractor shall not market, promote or distribute the medical devices offered by Atossa. If a Contractor Customer inquires about an Atossa medical device, Contractor shall refer the Contractor Customer to Atossa or one of Atossa’s medical device distributors. Contractor shall not receive any compensation for such referral.

2. Other Specimen Collection Materials. Subject to Section III.H.1., the parties may mutually agree that Contractor shall provide other specimen collection materials to Contractor Customers, such as shipping containers, and other materials reasonably necessary for the collection and transport of specimens to NRLBH. However, Contractor shall be responsible for procuring and providing, at its sole cost, the patient specimen collection kits for the Pharmacogenomic Tests and such collection kits shall comply with all regulatory requirements and be reasonably acceptable to NRLBH.

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IV.	INDEPENDENT CONTRACTOR RELATIONSHIP.

Contractor’s relationship with NRLBH will be that of an independent contractor and nothing in this Agreement should be construed to create a partnership, joint venture, franchise, or employer-employee relationship. Contractor is not authorized to make any representation, contract, or commitment on behalf of NRLBH not expressly authorized by NRLBH. Contractor will not be entitled to any of the benefits that NRLBH may make available to its employees, such as group insurance, profit sharing or retirement benefits. Contractor will be solely responsible for all lax returns and payments required to be filed with or made to any federal, state or local tax authority with respect to Contractor’s performance of services and receipt of fees under this Agreement. NRLBH will regularly report amounts paid to Contractor by filing Form 1099-M1SC with the Internal Revenue Service as required by law. NRLBH will not withhold or make payments for social security; make unemployment insurance or disability insurance contributions; or obtain worker’s compensation insurance on Contractor’s behalf. Contractor agrees to accept exclusive liability for complying with all applicable state and federal laws governing self-employed individuals, including obligations such as payment of taxes, social security, disability and other contributions based on fees paid to Contractor, its agents or employees under this Agreement. Contractor hereby agrees to indemnify and defend NRLBH against any and all such taxes or contributions, including penalties and interest.

V.	CONFIDENTIALITY.

A. Confidentiality. The Parties acknowledge that the terms of this Agreement are confidential and will not be disclosed without the prior written consent of the non-disclosing Party except as may otherwise be required by law. Further, during the Term of this Agreement, and at all times following termination thereof, each Party shall keep strictly confidential all information which they obtain from the other Party during the Term, including, in particular, “Proprietary Information” and “Third Party Information,” as each of such terms is defined below. Neither Party shall use or disclose to any person, firm, or other entity or permit any person to examine, copy or duplicate any such confidential information furnished by one Party to the other, except as otherwise required by law. Upon the termination of this Agreement (irrespective of the reason or circumstances), unless otherwise agreed to in writing by the Parties, each Party will return to the other Party all such confidential information in its possession, as well as any copies or information derived therefrom. Without limiting any other provision herein, the provisions of this Section shall survive any termination or expiration of this Agreement. Furthermore, upon termination of this Agreement, unless otherwise agreed to in writing by the Parties, NRLBH and Contractor shall immediately discontinue their use (if any) of the name or trademarks .of the other (or developed for NRLBH by Contractor) and shall immediately discontinue all representations or statements from which it might be inferred that any relationship exists between NRLBH and Contractor.

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CONFIDENTIAL TREATMENT REQUESTED BY ATOSSA GENETICS INC.

B. Defined Terms. For purposes of this Agreement:

“Proprietary Information” includes, without limitation: (a) trade secrets, inventions, ideas, processes, formulas, source and object codes, data, programs, other works of authorship, know-how, improvements, discoveries, developments, designs and techniques; (b) information regarding plans for research, development, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers, customers and prospective customers; and (c) information regarding the skills and compensation of employees and contractors. Notwithstanding the other provisions of this Agreement, Proprietary Information does not include (x) information that has been published or is otherwise readily available to the public other than by a breach of this Agreement; (y) information independently developed by personnel or agents of one Party having no access to the other Party’s Proprietary Information; or (z) information known to the receiving Party prior to its receipt from the disclosing Party.

“Third Party Information” means Proprietary Information received from a third party (i.e. a person or entity other than a Party to this Agreement). The Parties each understand that shall maintain the confidentiality of Third Party Information in accordance with the foregoing terms of this Section V.

C. HIPAA Compliance. In connection with the provision of the Services provided hereunder. Contractor may have access to certain protected health information as defined by the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), as amended. Contractor agrees to execute and comply with the HIPAA Business Associate Agreement attached Exhibit E, which is hereby incorporated by reference. This Section V.C. shall survive the termination of this Agreement.

D. Ownership of Proprietary Information. Each Party acknowledges that all data, documents (whether in draft or final form), databases, storage media, files, electronic or otherwise, computers, equipment and accessories, pagers, personal digital assistants, telephones and other property containing or referring to Proprietary Information shall at all times be the exclusive property of the disclosing Party.

E. Remedies. NRLBH and Contractor acknowledge and agree that the agreements, covenants and undertakings contained in this Section V relate to matters which are of a special unique and extraordinary character and that a violation of the terms of this Article will cause irreparable injury to the other Party, the amount of which may be extremely difficult, if not impossible, to estimate or determine and may not be adequately compensated by monetary damages. Therefore, NRLBH and Contractor agree that either Party shall be entitled to an injunction, restraining order or other equitable relief from any court of competent jurisdiction, restraining any violation or threatened violation of any such terms by the other Party or such other persons, as the court will order. The rights and remedies provided by this Section V are cumulative and will be in addition to any other rights and remedies which either Party may have at law or equity.

VI.	TERMINATION.

A. Term. Unless terminated by either Party in accordance with the terms of this Section VI, the initial term of this Agreement shall be three years (the “Initial Term”). Further, this Agreement will automatically renew for an additional two year terms (each, a “Renewal Term”), unless terminated by either Party upon ninety (90) days’ prior written notice prior to the expiration of the Initial Term or the then-applicable Renewal Term. The Initial Term and the Renewal Term are sometimes referred to in this Agreement together as the “Term.”

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CONFIDENTIAL TREATMENT REQUESTED BY ATOSSA GENETICS INC.

B. Termination. This Agreement may be terminated as follows:

1. Either Party may terminate this agreement after the Initial Term upon thirty (30) days’ prior written notice to other Party.

2. Either Party may terminate this Agreement at any time upon a material breach of this Agreement by the other Party if such breach is not cured within 60 days after written notice of said breach by the non-breaching Party to the Party in breach (the “Cure Period”) or if the Agreement is alleged by a federal or state regulator, or based on advice of counsel to either Party, to violate a Health Care Law.

3. NRLBH may terminate this Agreement if Contractor fails to meet or exceed the Pharmacogenomic Test Minimums.

4. NRLBH may terminate this Agreement upon a change in control of NRLBH or Atossa, through merger, share transfer, completed tender offer, or otherwise, or upon the sale or license of all or substantially all the assets of NRLBH or Atossa.

A termination pursuant to clause (2) or (3) shall be considered a “Termination for Cause”.

C. Termination Fee. In the event the Agreement is terminated by NRLBH for any reason other than a Termination for Cause, then NRLBH shall pay to Contractor within 30 days of such termination a fee equal to (the “Termination Fee”): the actual cash received by NRLBH for the sale of Pharmacogenomic Tests to Contractor Customers during the three month period preceding the effective date of termination multiplied by 30%.

D. Return of Property. Upon termination of this Agreement or earlier if requested by the other Party, any and all notes, memoranda, specifications, devices, formulas, and documents, together with all copies thereof in any form, and any other material containing or disclosing any Third Party Information or Proprietary Information shall be returned to the Party that provided such information to the other Party under this Agreement.

VII.	REPRESENTATIONS AND WARRANTIES; INSURANCE; INDEMNITY

A. No Debarment/Exclusion. Each Party certifies to the other that neither it nor any of its employees, agents or contractors performing services under this Agreement is excluded under 42 U.S.C. §1320(a)-7 from participation under any Federal Health Care Program; and (ii) no action has occurred or is pending or threatened against it or to its knowledge against any employee, Contractor or agent engaged to provide items or services that could result in such exclusion (collectively, “Exclusions/Adverse Actions”). During the term of this Agreement, Each Party agrees to notify the other Party in writing of any Exclusions/Adverse Actions within five (5) days of learning of any such Exclusions/Adverse Actions and provide the basis of the Exclusions/Adverse Actions. Each Party acknowledges that the exclusion of any of its personnel from participation in the Medicare or Medicaid programs shall result in his or her immediate removal from work under this Agreement, Each Party acknowledges and agrees that any unresolved Exclusions/Adverse Actions of or against it or any employee, agent or contractor utilized, directly or indirectly, in .the performance of this Agreement may serve as the basis for the immediate termination of this Agreement by the other Party.

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CONFIDENTIAL TREATMENT REQUESTED BY ATOSSA GENETICS INC.

B. Insurance; Expenses. Each Party shall carry general liability and professional liability (if applicable) insurance covering liability for claims, causes of actions, actions, losses, liabilities, damages, and expenses arising out of, caused by or otherwise resulting from the negligence or otherwise wrongful acts or omissions of its employees and/or agents occurring while each is engaged in activities related to this Agreement. Said policies shall contain minimum limits of liability of one million dollars ($1,000,000) per occurrence and three million dollars ($3,000,000) in the aggregate, or as the Parties may otherwise mutually agree. All expenses incurred by either Party, including for marketing, training and promotional purposes, shall be the sole responsibility of the Party incurring such expenses.

C. NRLBH Indemnity. NRLBH shall indemnify and hold Contractor harmless from any claims arising out of the Marketed Tests from any third party, including government entities (including any fees, costs, including, without limitation, attorneys’ fees, expert witness fees and costs of court, and expenses associated with the defense against Same), except to the extent such claims arise from the negligence or willful misconduct of Contractor, including any breach of this Agreement.

D. Authority. NRLBH represents that it is a corporation duly organized under the laws of the State of Delaware and Contractor represents that it is corporation duly organized under the laws of the State of California. Each party represents that (i) it has all necessary corporate power to enter into this Agreement, (ii) the execution and delivery of this Agreement has been duly authorized by all necessary corporate action, and (iii) this Agreement, once executed and delivered, shall be a legal, valid and binding obligation of the respective Party enforceable in accordance with their respective terms.

E. Contractor Indemnity. Contractor shall indemnify and hold NRLBH harmless from any claims arising out of the Services provided by Contractor from any third party, including government entities (including any fees, costs, including, without limitation, attorneys’ fees, expert witness fees and costs of court, and expenses associated with the defense against same), except to the extent such claims arise from the negligence or willful misconduct of NRLBH, including any breach of this agreement.

F. Goodwill. Each Party agrees that the goodwill and reputation of the other Party are essential and should not be impaired at any time. Neither Party nor its agents shall communicate or cause or encourage others to communicate with any person in a manner which: (i) disparages the other Party or its respective affiliates, directors, officers, employees, representatives, agents, business partners, sub-contractors, contractors, suppliers, or the products or services of any of the foregoing; or (ii) adversely affects, disrupts or interferes with the other Party’s reputation, goodwill, business relationships, business plans, litigation, claims, business arrangements or agreements; or (iii) causes economic harm to the other Party.

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VIII.	MISCELLANEOUS.

A. Severability. If one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceable shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. Notwithstanding the foregoing, a court of competent jurisdiction may reform any provision found invalid, illegal, or unenforceable in a manner consistent with the intent of the Parties so as render such provision fully enforceable to the extent permitted by law.

B. Counterparts; Electronic Transmission. This Agreement may be executed in counterparts, with all counterparts constituting one and the same original. Signatures may be transmitted or delivered by electronic means, including facsimile and digital image (e.g., .PDF, ..JPG) and such electronic version shall constitute an original for all purposes.

C. No Assignment. This Agreement may not be assigned by either Party without the other Party’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Subject to the foregoing, this Agreement shall be binding upon the heirs, successors, and permitted assigns of the Parties hereto.

D. Governing Law. This Agreement shall be governed by and construed under the laws of the State of Washington without regard to the principles of conflicts of laws thereof. Any judicial proceeding brought to enforce this Agreement, or any matter related thereto, shall be brought in the appropriate court for King County, State of Washington or the appropriate United States District Court for the Western District of Washington. By execution of this Agreement, each Party accepts and agrees to the exclusive jurisdiction and venue of the aforesaid courts and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement, subject to a Party’s appeal rights.

E. Injunctive Relief. A breach of certain promises or agreements contained in this Agreement may result in irreparable and continuing damage to the non-breaching Party for which there may be no adequate remedy at law, and the non-breaching Party is therefore entitled to seek injunctive relief as well as such other and further relief as may be appropriate. For purposes of this Section WILE., if a non-breaching Party seeks injunctive relief, the breaching Party shall waive any requirement of a bond or other security and shall be liable for reasonable attorney fees and costs incurred in enforcing the terms of this Agreement.

F. Survival. The following provisions shall survive termination of this Agreement Sections V, Section V.C, VI.C, Section VII.D, Section VII.F, and Section VIII.

G. Waiver. No waiver by a Party to this Agreement of any breach of this Agreement shall be a waiver any preceding or succeeding breach. No waiver by a Party to this Agreement of any right under this Agreement shall be construed as a waiver of any other right. Neither Party shall be required to give notice to enforce strict adherence to all terms of this Agreement.

H. Entire Agreement. This Agreement and the exhibits attached hereto, constitute the final, complete and exclusive agreement of the Parties with respect to the subject matter hereof and supersede and merge all prior discussions between the Parties. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the Party to be charged.

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I. Notices. All notices, requests and other communications under this Agreement must be in writing, and must be mailed by registered or certified mail, postage prepaid and return receipt requested, or delivered by hand to the Party to whom such notice is required or permitted to be given. If mailed, any such notice will be considered to have been given five (5) business days after it was mailed postage prepaid to the address provided below or updated by delivery of written notice in accordance with the provisions of this Section VIII.I. If delivered by hand, any such notice will be considered to have been given when received by the Party to whom notice is given.

NRLBH	CONTRACTOR

National Reference Laboratory for	BIOVENTIVE, INC.
Breast Health, Inc.	26895 Aliso Creek Road, B-793
1616 Eastlake Ave., East, No. 300	Aliso Viejo, CA 92656
Seattle, Washington 98102	Attention: President
Attention: President	Tel.: (858) 856-2870
Tel.: (800) 351-3902	Fax: (949) 618-8850
Fax: (206) 430-1288

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representative as of the date first set forth above.

NATIONAL REFERENCE LABORATORY		BIOVENTIVE, INC.
FOR BREAST HEALTH, INC.

By:	/s/ Kyle Guse	By:	/s/ Brett R. Nauta
	Kyle Guse		Brett R. Nauta
	Chief of Financial Officer and General Counsel		Chief Executive Officer

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EXHIBIT A

CONTRACTOR SERVICES

Contractor shall promote and market the Marketed Tests, by providing promotional and marketing services, including without limitation, the services more fully described below (the “Services”) through qualified employees and independent representatives and other personnel engaged and/or employed by Contractor (“Contractor Representatives”) in accordance with the Agreement to which this Exhibit A forms a part

1.	Customer Liaison Services. Contractor shall provide customer service liaison support to Contractor Customers, in person and by phone, regarding issues such as specimen collection, complaints, missed tests, logistical questions with Marketed Tests, specimen requirements and labeling, specimen transport and tracking. Contractor shall ensure the ongoing in-person and phone customer service required to maintain Contractor Customers; however, NRLBH shall also maintain customer service support during West coast and East coast business hours. Contractor shall report to NRLBH any customer service problems upon occurrence. Contractor shall maximize sales of Marketed Tests.

2.	Insurance Coordination. Contractor will assist NRLBH in obtaining information necessary to yen insurance eligibility of patients.

3.	Training. Contractor will provide ongoing training to its Contractor Representatives and all necessary sales support, and will compensate its employees and representatives as may be appropriate and in compliance with applicable Federal, State and local laws and regulations.

4.	Authorized Materials. Contractor shall use only materials supplied by or approved by the NRLBH, including without limitation test requisitions and order forms and sales and marketing materials. Contractor is not authorized to extend any representation, warranty, guaranty, obligation or responsibility (express or implied) with respect to the Marketed Tests without express written authorization from NRLBH.

5.	No Impermissible Services. In no case shall Contractor or its Contractor Representatives perform any tasks that are normally the responsibility of the Contractor Customer or its office staff, including without limitation, performing nursing functions, or performing clerical services for the Contractor Customer. Upon request by NRLBH, Contractor shall provide to NRLBH a signed certification from each Contractor Representative assigned to perform Services hereunder that the Contractor Representative shall comply fully with the Agreement and this Exhibit.

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EXHIBIT B

ADDITIONAL COMPLIANCE OBLIGATIONS OF CONTRACTOR

1.	Chief Compliance Officer. Contractor shall designate a Chief Compliance Officer who shall make it a key point of his or her efforts to assure that all Contractor Representatives continue to gain additional knowledge on compliance-related issues. Contractor’s Chief Compliance Officer shall timely inform NRLBH’s Compliance Officer of any compliance-related issues (within not later than 5 business days following the initial discovery of issues that may raise a compliance concern, with periodic updates as required by NRLBH until the issue is resolved).

2.	HIPAA Privacy Standards. In accordance with HIPAA, Contractor will adopt and maintain HIPAA compliance plan, as well as HIPAA-compliant privacy standards. Contractor will appoint a privacy officer.

3.	Background Checks on Employees and Contractors. Contractor will ensure that none of its employees, owners or contractors have been excluded or debarred from Medicare or Medicaid or any other Federal Health Care Program.

4.	No Kickbacks. Contractor will maintain policies and procedures reasonably calculated to assure that all individuals providing services to NRLBH and the Contractor Customers:

a.	Are prohibited from engaging in any act or omission that promotes, encourages or results in the overutilization of the Marketed Tests.

b.	Are required to comply with the Anti-Kickback Statute and other applicable state and federal statutes, policies and regulations.

c.	May not engage in any illegal activities related to the furnishing of the Marketed Tests (such illegal activities include – but are not limited to – paying kickbacks, incentives and/or gratuities to Contractor Customers or to individuals who might influence a customer’s decision to order lab testing from NRLBH, or to provide such person with gifts, bribes, services, or any other form of remuneration in exchange for – or to induce – referrals):

d.	Act in accord with applicable guidance issued by the Inspector General of the Department of Health and Human Services (as updated from time to time).

e.	They may not be a health care professional or person in a similar position who might be capable of exerting undue influence on a Contractor Customer or their patients.

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EXHIBIT C

MINIMUM PHARMACOGENOMIC TESTS

	Minimum Annual Test Quantity Processed by NRLBH	Minimum Average Cash Receipts Per Test Measured Monthly

First year of Agreement	[***]	$[***]
Second year of Agreement	[***]	$[***]
Third year of Agreement	[***]	$[***]
Annually after Initial Three Year Term	[***]	$[***]

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EXHIBIT D

FIXED MONTHLY FEE FOR CONTRACTOR SERVICES

Fixed Monthly Service Fee payable to Contractor shall be an amount equal to actual cash received by the NRLBH during the month from Marketed Tests performed for patients of Contractor Customers multiplied by [***].

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EXHIBIT E

BUSINESS ASSOCIATE AGREEMENT

This Business Associate Agreement (“BA Agreement”) dated August 26, 2014 (the “Effective Date”) is entered into by and between The National Reference Laboratory for Breast Health, Inc. (“NRLBH”), and BioVentive, Inc. (“Contractor”), each a “Party” and collectively, the “Parties.”

WHEREAS, NRLBH and Contractor have entered into, or are entering into, or may subsequently enter into, agreements or other documented arrangements (collectively, the “Business Arrangements”) pursuant to which Contractor may provide products and/or services for NRLBH that require Contractor to access, create and use health information that is protected by state and/or federal law; and

WHEREAS, pursuant to the Administrative Simplification provisions of the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), the U.S. Department of Health & Human Services (“HHS”) promulgated the Standards for Privacy of Individually Identifiable Health Information (the “Privacy Standards”), at 45 C.F.R. Parts 160 and 164, requiring certain individuals and entities subject to the Privacy Standards (each a “Covered Entity”, or collectively, “Covered Entities”) to protect the privacy of certain individually identifiable health information (“Protected Health Information”, or “PHI”); and

WHEREAS, pursuant to HIPAA, FIRS has issued the Security Standards (the “Security Standards”), at 45 C.F.R. Parts 160, 162 and 164, for the protection of electronic protected health information (“EPHI”); and

WHEREAS, in order to protect the privacy and security of PHI, including EPHI, created or maintained by or on behalf of NRLBH, the Privacy Standards and Security Standards require NRLBH to enter into a “Business Associate Agreement” with certain individuals and entities providing, services for or on behalf of NRLBH if such services require the use or disclosure of PHI or EPH1; and

WHEREAS, on February 17, 2009, the federal Health Information Technology for Economic and Clinical Health Act (the “HITECH Act”), was signed into law and the HITECH Act imposes certain privacy and security obligations on NRLBH in addition to the obligations created by the Privacy Standards and Security Standards; and

WHEREAS, the HITECH Act revises many of the requirements of the Privacy Standards and Security Standards concerning the confidentiality of PHI and EPHI, including extending certain HIPAA and HITECH Act requirements directly to business associates; and

WHEREAS, the HITECH Act requires that certain of its provisions be included in business associate agreements, and that certain requirements of the Privacy Standards be imposed contractually upon NRLBH as well as business associates; and

WHEREAS, Contractor and NRLBH desire to enter into this Business Associate Agreement;

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CONFIDENTIAL TREATMENT REQUESTED BY ATOSSA GENETICS INC.

NOW THEREFORE, in consideration of the mutual promises set forth in this Agreement and the Business Arrangements, and other good and valuable consideration, the sufficiency and receipt of which are hereby severally acknowledged, the Parties agree as follows:

1. Contractor Obligations. Contractor may receive from NRLBH, or create or receive on behalf of NRLBH, health information that is protected under applicable state and/or federal law, including without limitation, PHI and EPHI. All capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in the Privacy Standards, Security Standards or the HITECH Act, as applicable (collectively referred to hereinafter as the “Confidentiality Requirements”). All references to PHI herein shall be construed to include EPHI. Contractor agrees not to use or disclose (or permit the use or disclosure of) PHI in a manner that would violate the Confidentiality Requirements if the PHI were used or disclosed by NRLBH in the same manner.

2. Use of PHI. Except as otherwise required by law, Contractor shall use PHI in compliance with 45 C.F.R. § 164.504(e). Furthermore, Contractor shall use PHI (i) solely for NRLBH’s benefit arid only for the purpose of performing services for NRLBH as such services are defined in Business Arrangements, and (ii) as necessary for the proper management and administration of the Contractor or to carry out its legal responsibilities, provided that such uses are permitted under federal and state law. NRLBH shall retain all rights in the PHI not granted herein. Use, creation and disclosure of de-identified health information by Contractor are not permitted unless expressly authorized in writing by NRLBH.

3. Disclosure of PHI. Subject to any limitations in this BA Agreement, Contractor may disclose PHI to any third party persons or entities as necessary to perform its obligations under the Business Arrangement and as permitted or required by applicable federal or state law. Further, Contractor may disclose PHI for the proper management and administration of the Contractor, provided that (i) such disclosures are required by law, or (ii) Contractor: (a) obtains reasonable assurances from any third party to whom the information is disclosed that it will be held confidential and further used and disclosed only as required by law or for the purpose for which it was disclosed to the third party; (b) requires the third party to agree to immediately notify Contractor of any instances of which it is aware that PHI is being used or disclosed for a purpose that is not otherwise provided for in this Agreement or for a purpose not expressly permitted by the Confidentiality Requirements. Additionally, Contractor shall ensure that all disclosures of PHI by Contractor and the third party comply with the principle of “minimum necessary use and disclosure,” i.e., only the minimum PHI that is necessary to accomplish the intended purpose may be disclosed; provided further, Contractor shall comply with Section 13405(b) of the HITECH Act, and any regulations or guidance issued by HHS concerning such provision, regarding the minimum necessary standard and the use and disclosure (if applicable) of Limited Data Sets. If Contractor discloses PHI received from NRLBH, or created or received by Contractor on behalf of NRLBH, to agents, including a sub-Contractor (collectively, “Recipients”), Contractor shall require Recipients to agree in writing to the same restrictions and conditions that apply to the Contractor under this Agreement. Contractor shall report to NRLBH any use or disclosure of PHI not permitted by this Agreement, of which it becomes aware, such report to be made within two (2) business days of the Contractor becoming aware of such use or disclosure. In addition to Contractor’s obligations under Section 9, Contractor agrees to mitigate, to the extent practical and unless otherwise requested by NRLBH in writing, any harmful effect that is known to Contractor and is the result of a use or disclosure of PHI by Contractor or Recipients in violation of this Agreement.

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4. Accounting of Disclosures. Contractor shall make available to NRLBH in response to a request from an individual, information required for an accounting of disclosures of PHI with respect to the individual in accordance with 45 CFR § 164.528, as amended by Section 13405(c) of the HITECH Act and any related regulations or guidance issued by HHS in accordance with such provision. Contractor shall provide to NRLBH such information necessary to provide an accounting within thirty (30) days of NRLBH’s request or such shorter time as may be required by state or federal law. Such accounting must be provided without cost to the individual or to NRLBH if it is the first accounting requested by an individual within any twelve (12) month period. For subsequent accountings within a twelve (12) month period, Contractor may charge a reasonable fee based upon the Business’s labor costs in responding to a request for electronic information (or a cost-based fee for the production of non-electronic media copies) so long as Contractor informs NRLBH and NRLBH informs the individual in advance of the fee, and the individual is afforded an opportunity to withdraw or modify the request. Such accounting obligations shall survive termination of this Agreement and shall continue as long as Contractor maintains PHI.

5. Withdrawal of Authorization. If the use or disclosure of PHI in this Agreement is based upon an individual’s specific authorization for the use of his or her PHI, and (i) the individual revokes such authorization in writing, (ii) the effective date of such authorization has expired, or (iii) the consent or authorization is found to be defective in any manner that renders it invalid, Contractor agrees, if it has notice of such revocation or invalidity, to cease the use and disclosure of any such individual’s PHI except to the extent it has relied on such use or disclosure, or where an exception under the Confidentiality Requirements expressly applies.

6. Records and Audit. Contractor shall make available to the United States Department of Health and Human Services or its agents, its internal practices, books, and records relating to the use and disclosure of PHI received from, created, or received by Contractor on behalf of NRLBH for the purpose of determining NRLBH’s compliance with the Confidentiality Requirements or any other health oversight agency, in a time and manner designated by the Secretary. Except to the extent prohibited by law, Contractor agrees to notify NRLBH immediately upon receipt by Contractor of any and all requests by or on behalf of any and all federal, state and local government authorities served upon Contractor for PHI.

7. Implementation of Security Standards; Notice of Security Incidents. Contractor will use appropriate safeguards to prevent the use or disclosure of PHI other than as expressly permitted under this Agreement. Contractor will implement administrative, physical and technical safeguards that reasonably and appropriately protect the confidentiality, integrity and availability of the PHI that it creates, receives, maintains or transmits on behalf of NRLBH. Contractor acknowledges that the HITECH Act requires Contractor to comply with 45 C.F.R. §§ 164.308, 164.310, 164.312 and 164.316 as if Contractor were a Covered Entity, and Contractor agrees to comply with these provisions of the Security Standards and all additional security provisions of the HITECH Act. Furthermore, to the extent feasible, Contractor will use commercially reasonable efforts to ensure that the technology safeguards used by Contractor to secure PHI will render such Pill unusable, unreadable and indecipherable to individuals unauthorized to acquire or otherwise have access to such PHI in accordance with HHS Guidance published at 74 Federal Register 19006 (April 17, 2009), or such later regulations or guidance promulgated by HHS including the National Institute for Standards and Technology (“NIST”) standards adopted by HHS concerning the protection of identifiable data such as PHI. Lastly, Contractor will promptly report to NRLBH any successful Security Incident of which it becomes aware. At the request of NRLBH, Contractor shall identify: the date of the Security Incident, the scope of the Security Incident, the Contractor’s response to the Security Incident and the identification of the party responsible for causing the Security Incident, if known.

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CONFIDENTIAL TREATMENT REQUESTED BY ATOSSA GENETICS INC.

8. Data Breach Notification and Mitigation.

8.1 HIPAA Data Breach Notification and Mitigation. Contractor agrees to implement reasonable systems for the discovery and prompt reporting of any “breach” of “unsecured PHI” as those terms are defined by 45 C.F.R. § 164.402 (hereinafter a “HIPAA Breach”). The Parties acknowledge and agree that 45 C.F.R. § 164.404, as described below in this Section, governs the determination of the date of a HIPAA Breach. In the event of any conflict between this Section and the Confidentiality Requirements, the more stringent requirements shall govern. Contractor will, following the discovery of a HIPAA Breach, notify NRLBH immediately within fifteen (15) Contractor discovers such HIPAA Breach, unless Contractor is prevented from doing so by 45 C.F.R. § 164.412 concerning law enforcement investigations. For purposes of reporting a HIPAA Breach to NRLBH, the discovery of a HIPAA Breach shall occur as of the first day on which such HIPAA Breach is known to the Contractor or, by exercising reasonable diligence, would have been known to the Contractor. Contractor will be considered to have had knowledge of a HIPAA Breach if the HIPAA Breach is known, or by exercising reasonable diligence would have been known, to any person (other than the person committing the HIPAA Breach) who is an employee, officer or other agent of the Contractor. No later than three (3) business days following a HIPAA Breach, Contractor shall provide NRLBH with sufficient information to permit NRLBH to comply with the HIPAA Breach notification requirements set forth at 45 C.F.R. § 164.400 et seq. Specifically, if following information is known to (or can be reasonably obtained by) the Contractor, Contractor will provide NRLBH with: (i) contact information for individuals who were or who may have been impacted by the HIPAA Breach (e.g., first and last name, mailing address, street address, phone number, email address); (ii) a brief description of the circumstances of the HIPAA Breach, including the date of the HIPAA Breach and date of discovery; (iii) a description of the types of unsecured PHI involved in the HIPAA Breach (e.g., names, social security number, date of birth, address(es), account numbers of any type, disability codes, diagnostic and/or billing codes and similar information); (iv) a brief description of what the Contractor has done or is doing to investigate the HIPAA Breach, mitigate harm to the individual impacted by the HIPAA Breach, and protect against future HIPAA Breaches; and (v) appoint a liaison and provide contact information for same so that NRLBH may ask questions or learn additional information concerning the HIPAA Breach. Following a HIPAA Breach, Contractor will have a continuing duty to inform NRLBH of new information learned by Contractor regarding the HIPAA Breach, including but not limited to the information described in items (i) through (v), above.

8.2 Data Breach Notification and Mitigation under Other Laws. In addition to the requirements of the foregoing Section, Contractor agrees that in the event any Individually Identifiable Information is lost, stolen, used or disclosed in violation of one or more State data breach notification laws, Contractor shall promptly: (1) cooperate and assist NRLBH with any investigation into any State Breach or alleged State Breach; (ii) cooperate and assist NRLBH with any investigation into any State Breach or alleged State Breach conducted by any State Attorney General or State Consumer Affairs Department (or their respective agents); (iii) comply with NRLBH’s determinations regarding NRI.BH’s and Contractor’s obligations to mitigate to the extent practicable any potential harm to the individuals impacted by the State Breach; and (iv) assist with the implementation of any decision by NRLBH or any State agency, including any State Attorney General or State Consumer Affairs Department (or their respective agents), to notify individuals impacted or potentially impacted by a State Breach.

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CONFIDENTIAL TREATMENT REQUESTED BY ATOSSA GENETICS INC.

9. Term and Termination.

9.1 This BA Agreement shall commence on the Effective Date and shall remain in effect until terminated in accordance with the terms of this Section, provided, however, that termination shall not affect the respective obligations or rights of the Parties arising under the Business Arrangements prior to the effective date of termination, all of which shall continue in accordance with their terms.

9.2 NRLBH shall have the right to terminate this BA Agreement if the Contractor fails to observe or perform any material covenant or obligation contained in this BA Agreement for ten (10) days after written notice thereof has been given to the Contractor.

9.3 Termination of this BA Agreement pursuant to Section 9.2 above shall be cause for NRLBH to immediately terminate for cause any Business Arrangement pursuant to which Contractor is entitled to receive PHI from NRLBH.

9.4 Upon termination of this BA Agreement for any reason, Contractor agrees either to return to NRLBH or to destroy all PHI received from NRLBH or otherwise through the performance of services for NRLBH, that is in the possession or control of Contractor or its agents. In the case of PHI which is not feasible to “return or destroy,” Contractor shall extend the protections of this BA Agreement to such PHI and limit further uses and disclosures of such PHI to those purposes that make the return or destruction infeasible, for so long as Contractor maintains such PHI. Contractor further agrees to comply with other applicable state or federal law, which may require a specific period of retention, redaction, or other treatment of such PHI.

10. No Warranty. PHI IS PROVIDED TO Contractor SOLELY ON AN “AS IS” BASIS. COMPANY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY, AND FITNESS FOR A PARTICULAR PURPOSE.

11. Miscellaneous.

11.1 Notice. All notices, requests, demands and other communications required or permitted to be given or made under this BA Agreement shall be in writing, shall be effective upon receipt or attempted delivery, and shall be sent by (1) personal delivery; (ii) certified or registered United States mail, return receipt requested; or (iii) overnight delivery service with proof of delivery. Neither Party shall refuse delivery of any notice hereunder.

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CONFIDENTIAL TREATMENT REQUESTED BY ATOSSA GENETICS INC.

To NRLBH: National Reference Laboratory for Breast Health, Inc. 1616 Eastlake Ave., East, No. 300 Seattle, Washington 98102 Attention: President Tel.: (800) 351-3902 Fax: (206) 430-1288
To Contractor: BIOVENTIVE, INC. 26895 Aliso Creek Road, B-793 Aliso Viejo, CA 92656 Attention: President Tel.: (858) 856-2870 Fax: (949) 618-8850

11.2 Waiver. No provision of this BA Agreement or any breach thereof shall be deemed waived unless such waiver is in writing and signed by the Party claimed to have waived such provision or breach. No waiver of a breach shall constitute a waiver of or excuse any different or subsequent breach.

11.3 Severability. Any provision of this BA Agreement that is determined to be invalid or unenforceable will be ineffective to the extent of such determination without invalidating the remaining provisions of this BA Agreement or affecting the validity or enforceability of such remaining provisions.

11.4 Entire Agreement. This BA Agreement constitutes the complete agreement between Contractor and NRLBH relating to the matters specified in this Agreement, and supersedes all prior representations or agreements, whether oral or written, with respect to such matters. In the event of any conflict between the terms of this BA Agreement and the terms of the Business Arrangements or any such later agreement(s), the terms of this BA Agreement shall control unless the terms of such Business Arrangements are more strict with respect to PHI and comply with the Confidentiality Requirements, or the Parties specifically otherwise agree in writing. No oral modification or waiver of any of the provisions of this BA Agreement shall be binding on either Party; provided, however, that upon the enactment of any law, regulation, court decision or relevant government publication and/or interpretive guidance or policy that NRLBH believes in good faith will adversely impact the use or disclosure of PHI under this BA Agreement, NRLBH may amend the BA Agreement to comply with such law, regulation, court decision or government publication, guidance or policy by delivering a written amendment to Contractor which shall be effective thirty (30) days after receipt. No obligation on either Party to enter into any transaction is to be implied from the execution or delivery of this BA Agreement. This BA Agreement is for the benefit of, and shall be binding upon the Parties, their affiliates and respective successors and assigns. No third party shall be considered a third-party beneficiary under this BA Agreement, nor shall any third party have any rights as a result of this BA Agreement.

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11.5 Governing Law. This BA Agreement shall be governed by and interpreted in accordance with the laws of the state of Washington, excluding its conflicts of laws provisions. Jurisdiction and venue for any dispute relating to this BA Agreement shall exclusively rest with the state and federal courts in the county in which NRLBH is located.

11.6 Equitable Relief. Contractor understands and acknowledges that any disclosure or misappropriation of any PHI in violation of this BA Agreement will cause NRLBH irreparable harm, the amount of which may be difficult to ascertain, and therefore agrees that NRLBH shall have the right to apply to a court of competent jurisdiction for specific performance and/or an order restraining and enjoining any such further disclosure or breach and for such other relief as NRLBH shall deem appropriate. Such right of NRLBH is to be in addition to the remedies otherwise available to NRLBH at law or in equity. Contractor expressly waives the defense that a remedy in damages will be adequate and further waives any requirement in an action for specific performance or injunction for the posting of a bond by NRLBH.

11.7 Nature of Agreement; Independent Contractor. Nothing in this BA Agreement shall be construed to create (i) a partnership, joint: venture or other joint business relationship between the Parties or any of their affiliates, or (ii) a relationship of employer and employee between the Parties. Contractor is an independent Contractor, and not an agent of NRLBH. This BA Agreement does not express or imply any commitment to purchase or sell goods or services.

11.8 Counterparts. This BA Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document. In making proof of this BA Agreement, it shall not be necessary to produce or account for more than one such counterpart executed by the Party against whom enforcement of this Agreement is sought.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

National Reference Laboratory
For Breast Health, Inc.	BioVentive, Inc.

By: /s/ Kyle Guse	By: /s/ Brett R. Nauta
Printed Name: Kyle Guse	Printed Name: Brett R. Nauta
Title: Chief of Financial Officer and	Title: Chief Executive Officer
General Counsel

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